FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 Form 8-K
                              Current Report

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report
October 27, 1994


                        FIRST REPUBLIC BANCORP INC.
                        ---------------------------
          (Exact name of registrant as specified in its charter)


        Delaware                      0-15882                 94-2964497
- - ----------------------------        ------------         ------------------
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)         Identification No.)


                             388 Market Street
                           San Francisco, CA  94111
                        ------------------------------
            (Address of principal executive office) (Zip Code)


                              (415) 392-1400
                              --------------
           (Registrant's telephone number, including area code)


                              Not applicable
                              --------------
        (Former name, former address, if changed since last report)

Item 5.  Other Events

First Republic Bancorp Inc. hereby files with the Securities and Exchange Commission (the "Commission") its press release, dated October 27, 1994, regarding an increase in the number of shares of common stock authorized for repurchase by the Company.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                First Republic Bancorp Inc.

                                (Registrant)



Date:  October 27, 1994               /s/ Willis H. Newton, Jr.
                                      -------------------------
                                      Willis H. Newton, Jr.
                                      Senior Vice President and
                                      Chief Financial Officer


FOR IMMEDIATE RELEASE
- - ---------------------

                   FIRST REPUBLIC BANCORP INC. ANNOUNCES
                   INCREASE TO STOCK REPURCHASE PROGRAM

                                                  Common stock symbol - FRC
                                                 New York/Pacific Exchanges

  San Francisco, California, October 27, 1994 -  First Republic Bancorp
Inc. announced today that it has increased the number of shares authorized for repurchase from time to time, either in open-market transactions or in block purchases, from up to 206,000 shares of its common stock to up to 406,000 shares. To date, purchases under such authorization have totalled 116,000 shares. First Republic currently has 7,713,030 shares outstanding.

  James H. Herbert, II, President of First Republic Bancorp Inc., stated that the Board of Directors approved the increase in its stock repurchase program because the Board believes that the repurchase of First Republic's shares represents an attractive investment opportunity which may benefit First Republic and its stockholders.

  First Republic Bancorp Inc. functions as a direct lender as well as a mortgage banker through two FDIC-insured, California and Nevada-chartered industrial bank subsidiaries. First Republic Thrift & Loan provides both loan and deposit services from eight locations in the San Francisco, Los Angeles, Beverly Hills, and San Diego areas. First Republic Savings Bank provides both loan and deposit services from its office located in Las Vegas, Nevada.

For further information call:
Willis H. Newton, Jr.

Senior Vice President and
Chief Financial Officer
388 Market Street
San Francisco, CA  94111
(415)392-1400

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